UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported):	August 7, 2025

PROTAGENIC THERAPEUTICS, INC.
(Exact name of Company as specified in its charter)

Delaware	001-12555	06-1390025
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

149 Fifth Avenue, Suite 500, New York, NY	10010
(Address of principal executive offices)	(Zip Code)

212-994-8200
(Company’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Company under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Ticker symbol(s)	Name of each exchange on which registered
Common Stock	PTIX	Nasdaq
Common Stock Warrants	PTIXW	Nasdaq

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.05 Costs Associated with Exit or Disposal Activities.

On August 8, 2025, the Board of Directors (the “Board”) of Protagenic Therapeutics, Inc. (the “Company” or “Protagenic”) approved a focused restructuring plan (the “Restructuring Plan”) to transition to a virtual operating model and concentrate capital on the Company’s highest-priority clinical program(s). In approving the Restructuring Plan, the Board determined that a disciplined cost structure and a sharper focus on near-term value inflection are in the best interests of the Company and its stockholders.

Under the Restructuring Plan, the Company has (i) temporarily suspended expenditures related to its preclinical programs and (ii) initiated a process to evaluate strategic alternatives for those programs, including partnerships and/or out-licensing, with the objective of advancing them with appropriate external funding while preserving cash for the Company’s lead clinical assets. The Company is reducing operating expenses, overhead, and headcount primarily associated with preclinical activities.

When fully implemented, the Restructuring Plan is expected to reduce annualized operating expenses by approximately $8 million. The Company expects to incur one-time charges in connection with the Restructuring Plan; however, because key actions remain in process, the Company cannot reasonably estimate the total amount or timing of such charges at this time and will provide an update in a subsequent filing once such amounts are estimable.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On August 8, 2025, in connection with the Restructuring Plan, the Board a terminated the employment of (i) Barrett Evans as Chief Executive Officer and President and (ii) Colin Stott as Chief Operating Officer, in each case effective immediately. Messrs. Evans and Stott remain members of the Company’s Board of Directors. Any severance or other compensatory agreements, if applicable, will be disclosed when determined.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On August 7, 2025, the Board approved a change in the Company’s fiscal year-end from December 31 to March 31, effective immediately. The Company intends to file a transition report on Form 10-QT with the Securities and Exchange Commission for the transition period beginning April 1, 2025 and ending June 30, 2025.

Item 8.01 Other Events.

The Company provides the following operational update in connection with the Restructuring Plan:

1.	Clinical focus. The Company will allocate available resources to efficiently execute the ongoing Phase 2 clinical trial of PT00114 (peptide analogue), which the Company currently expects to complete in approximately 9 to 12 months, subject to enrollment and other customary factors.

2.	Preclinical programs. All preclinical programs originated with former Phytanix Bio (PHYX-001, PHYX-002, PHYX-003, PHYX-004, and PHYX-005) have been paused. The Company will actively pursue strategic alternatives, including partnerships or out-licensing, to advance these assets with appropriate funding while conserving cash.

3.	Operating model. The Company is transitioning to a virtual operating model to minimize burn while prioritizing its clinical-stage program(s). Workforce reductions include the elimination of the Chief Executive Officer, President, and Chief Operating Officer positions and certain roles primarily associated with preclinical operations, regulatory affairs, and intellectual property functions.

4.	Targeted expertise. The Company expects to retain external consultant(s), as needed, with cumulative annual fees not anticipated to exceed $200,000, to provide subject-matter expertise in cannabinoid-related drug development.

Cautionary Note Regarding Forward-looking Statements

This Current Report on Form 8-K contains forward-looking statements within the meaning of federal securities laws, including statements regarding the Restructuring Plan, expected cost savings, anticipated charges, timing and execution of clinical trials, strategic alternatives for preclinical programs, and operating plans. Forward-looking statements are based on current expectations and assumptions and are subject to risks and uncertainties that could cause actual results to differ materially. These risks and uncertainties include those described in the Company’s filings with the Securities and Exchange Commission. The Company undertakes no obligation to update any forward-looking statements, except as required by law.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Protagenic Therapeutics, Inc.

Date: August 13, 2025	By:	/s/ Alexander K. Arrow
Alexander K. Arrow
Chief Financial Officer